EXHIBIT 99.1

Eric Branderiz to join Tesla as Vice President, Corporate Controller and Chief Accounting Officer

PALO ALTO, CA – September 23, 2016 – Today, Tesla announced Eric Branderiz will join the company on Monday, October 24 2016 as Vice President, Corporate Controller and Chief Accounting Officer. Eric brings accounting and solar expertise to Tesla after 6 years at SunPower Corporation and is a Certified Public Accountant with a Business Commerce Degree from the University of Alberta, Canada.

Eric was most recently SunPower’s Senior Vice President, Corporate Controller and Chief Accounting Officer.

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